Exhibit 99.1


B2BVIDEO NETWORK CORP.
INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                   6

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

   Balance Sheets                                                              7

   Statements of Operations                                                    8

   Statements of Stockholders' Deficiency                                      9

   Statements of Cash Flows                                                   10

   Notes to Financial Statements                                           11-24

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of B2BVideo Network Corp.:

We have audited the accompanying balance sheets of B2BVideo Network Corp. (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of B2BVideo Network Corp. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP
New York, New York
August 2, 2002

B2BVIDEO NETWORK CORP.
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                              December 31,
ASSETS                                                                                     2001            2000

CURRENT ASSETS:
  Cash and cash equivalents                                                             $    775,559    $    625,112
  Accounts receivable                                                                         25,300              --
  Inventory                                                                                  113,746         227,802
  Deferred charges                                                                           702,404              --
                                                                                        ------------    ------------
           Total current assets                                                            1,617,009         852,914

PROPERTY AND EQUIPMENT - Net                                                               1,048,320       1,372,029

DEFERRED CHARGES - Long-term                                                                 507,389              --
OTHER ASSETS                                                                                 651,744       1,118,077
                                                                                        ------------    ------------
TOTAL ASSETS                                                                            $  3,824,462    $  3,343,020
                                                                                        ============    ============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                                                      $    683,792    $    274,446
  Accrued expenses                                                                           219,111          75,125
  Due to related party - VNCI                                                                996,715          11,625
  Notes payable                                                                              900,000              --
  Deferred revenue                                                                           692,686              --
  Accrued loss on contract sale                                                               80,000              --
  Current portion of capital lease obligations                                                74,915          73,321
                                                                                        ------------    ------------
           Total current liabilities                                                       3,647,219         434,517

DEFERRED REVENUE - Long-term                                                                 519,516              --
CAPITAL LEASE OBLIGATIONS - Less current portion                                                  --          74,915
                                                                                        ------------    ------------
           Total liabilities                                                               4,166,735         509,432
                                                                                        ------------    ------------
COMMITMENTS  (see Note 6)

MANDATORILY REDEEMABLE PREFERRED STOCK:
  Series B redeemable convertible preferred stock,  2,875,000 shares authorized,
    1,000,000 shares issued and outstanding (liquidation value of $2,000,000)              2,000,000              --
  Series A redeemable convertible preferred stock, 1,512,500 shares authorized,
    1,375,000 shares issued and outstanding (liquidation value of $5,500,000)              5,500,000       5,500,000

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $0.001 par value, 5,000,000 shares authorized, 2,875,000 designated as Series B redeemable convertible preferred stock, 1,512,500 designated as Series A redeemable convertible preferred stock, and 612,500 undesignated
  Common stock, $0.001 par value, 30,000,000 shares authorized, 1,520,000
    shares issued and outstanding                                                              1,520           1,520
  Common stock warrants                                                                      494,163         174,410
  Paid-in capital                                                                          2,877,600       1,237,448
  Deferred stock-based compensation                                                         (221,653)       (443,305)
  Accumulated deficit                                                                    (10,993,903)     (3,636,485)
                                                                                        ------------    ------------
           Total stockholders' deficiency                                                 (7,842,273)     (2,666,412)
                                                                                        ------------    ------------
TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK                               $  3,824,462    $  3,343,020
  AND STOCKHOLDERS' DEFICIENCY                                                          ============    ============

See notes to financial statements.

B2BVIDEO NETWORK CORP.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                        Year Ended December 31,
                                                                                       2001                 2000
REVENUES - Net:
    Equipment sales                                                                $    40,367            $        --
    Network services                                                                    26,000                     --
                                                                                   -----------            -----------

           Total revenue - net                                                          66,367                     --
                                                                                   -----------            -----------

OPERATING EXPENSES:
   Cost of goods and services sold (excludes depreciation and                          653,936                     --
      amortization)
   General and administrative (excluding non-cash compensation                       1,157,089              1,606,275
       of $221,652 and $221,695 for 2001 and 2000 respectively)
   Selling and marketing                                                               995,705                727,943
   Research and development                                                          1,568,758                913,058
   Stock-based compensation                                                            221,652                221,695
   Depreciation and amortization                                                       453,130                216,952
                                                                                   -----------            -----------

           Total operating expenses                                                  5,050,272              3,685,923
                                                                                   -----------            -----------

OPERATING LOSS                                                                      (4,983,905)            (3,685,923)
                                                                                   -----------            -----------

OTHER INCOME/(EXPENSE):
    Interest income                                                                     14,347                129,734
    Interest expense                                                                   (64,567)               (32,937)
                                                                                   -----------            -----------

           Total other income (expense)                                                (50,220)                96,797
                                                                                   -----------            -----------

NET LOSS                                                                           $(5,034,125)           $(3,589,126)
                                                                                   ===========            ===========

See notes to financial statements.

B2BVIDEO NETWORK CORP.

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 2001 AND 2000

--------------------------------------------------------------------------------

                                                                            Common Stock     Common                   Deferred
                                                                         ---------------     Stock      Paid-in      Stock-based
                                                                         Shares    Amount   Warrants    Capital      Compensation

BALANCE, JANUARY 1, 2000                                              1,520,000   $1,520   $     --   $ 2,003,480    $(665,000)

  Issuance of common stock warrants in connection with Bridge Notes          --       --     10,764            --           --
  Issuance costs of Series A redeemable convertible preferred stock          --       --         --      (611,904)          --
  Issuance of purchase option warrants in connection with Series A
      redeemable convertible preferred stock to placement agent              --       --    154,128      (154,128)          --
  Issuance of options/warrants to non-employees                              --       --      9,518            --           --
  Amortization of deferred stock-based compensation                          --       --         --            --      221,695
  Net loss                                                                   --       --         --            --           --
                                                                      ---------   ------   --------   -----------    ---------

BALANCE, DECEMBER 31, 2000                                            1,520,000    1,520    174,410     1,237,448     (443,305)

  Issuance of common stock warrants in connection with Bridge Notes          --       --     12,885            --           --
  Issuance costs of Series B redeemable convertible preferred stock          --       --         --      (398,120)          --
  Issuance of common stock warrants in connection with Series B
      redeemable convertible preferred stock                                 --       --    113,621      (113,621)          --
  Issuance of purchase option warrants in connection with Series B
      redeemable convertible preferred stock to placement agent              --       --     97,598       (97,598)          --
  Issuance of purchase option warrants in connection with Series B
      redeemable convertible preferred stock to certain investors            --       --     73,802            --           --
  Issuance of common stock warrants in connection with Senior
      Secured Promissory Notes                                               --       --     13,959            --           --
  Issuance of options/warrants to non-employees                              --       --      7,888            --           --
  Amortization of deferred stock-based compensation                          --       --         --            --      221,652
  Preferred stock deemed dividend                                            --       --         --     2,249,491           --
  Net loss                                                                   --       --         --            --           --
                                                                      ---------   ------   --------   -----------    ---------

BALANCE, DECEMBER 31, 2001                                            1,520,000   $1,520   $494,163   $ 2,877,600    $(221,653)
                                                                      =========   ======   ========   ===========    =========

See notes to finanicial statements


(TABLE CONTINUED)



                                                                        Accumulated
                                                                          Deficit          Total

BALANCE, JANUARY 1, 2000                                               $    (47,359)   $ 1,292,641

  Issuance of common stock warrants in connection with Bridge Notes              --         10,764
  Issuance costs of Series A redeemable convertible preferred stock              --       (611,904)
  Issuance of purchase option warrants in connection with Series A
      redeemable convertible preferred stock to placement agent                  --             --
  Issuance of options/warrants to non-employees                                  --          9,518
  Amortization of deferred stock-based compensation                              --        221,695
  Net loss                                                               (3,589,126)    (3,589,126)
                                                                      -------------    -----------

BALANCE, DECEMBER 31, 2000                                               (3,636,485)    (2,666,412)

  Issuance of common stock warrants in connection with Bridge Notes              --         12,885
  Issuance costs of Series B redeemable convertible preferred stock              --       (398,120)
  Issuance of common stock warrants in connection with Series B
      redeemable convertible preferred stock                                     --             --
  Issuance of purchase option warrants in connection with Series B
      redeemable convertible preferred stock to placement agent                  --             --
  Issuance of purchase option warrants in connection with Series B
      redeemable convertible preferred stock to certain investors           (73,802)            --
  Issuance of common stock warrants in connection with Senior
      Secured Promissory Notes                                                   --         13,959
  Issuance of options/warrants to non-employees                                  --          7,888
  Amortization of deferred stock-based compensation                              --        221,652
  Preferred stock deemed dividend                                        (2,249,491)            --
  Net loss                                                               (5,034,125)    (5,034,125)
                                                                      -------------    -----------

BALANCE, DECEMBER 31, 2001                                             $(10,993,903)   $(7,842,273)
                                                                      =============    ===========

See notes to financial statements

B2BVIDEO NETWORK CORP.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                             YEAR ENED DECEMBER 31,
                                                                                           2001                2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                               $(5,034,125)         $(3,589,126)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Warrants issued to non-employees                                                         7,888                9,518
    Warrants issued to holders of bridge notes                                              12,885               10,764
    Warrants issued to holders of Senior Secured Promissory Notes                           13,959                   --
    Depreciation and amortization                                                          453,130              216,952
    Stock-based compensation                                                               221,652              221,695
    Amortization of other assets                                                           443,333              443,333
  Change in assets and liabilities:
    Accounts receivable                                                                    (25,300)                  --
    Inventory                                                                              114,056             (227,802)
    Other assets                                                                        (1,186,794)            (231,410)
    Accounts payable                                                                       409,346              256,983
    Accrued expenses                                                                       143,986               37,675
    Accrued loss on contract sales                                                          80,000                   --
    Due to related party - VNCI                                                            985,090               11,625
    Deferred revenue                                                                     1,212,202                   --
                                                                                       -----------          -----------
           Net cash used in operating activities                                        (2,148,692)          (2,839,793)
                                                                                       -----------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                      (129,420)          (1,416,078)
  Payment of capital lease obligation                                                      (73,321)              (7,204)
                                                                                       -----------          -----------
           Net cash used in investing activities                                          (202,741)          (1,423,282)
                                                                                       -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of Bridge Notes converted into Series A
      convertible preferred stock                                                               --            1,000,000
  Proceeds from the sale of Series A redeemable convertible preferred stock
      net of issuance costs                                                                     --            4,500,000
  Costs from issuance of Series A redeemable convertible preferred stock                        --             (611,904)
  Proceeds from the issuance of Bridge Notes converted into Series B
      convertible preferred stock                                                          650,000                   --
  Proceeds from the sale of Series B redeemable convertible preferred stock              1,350,000                   --
  Costs for issuance of Series B redeemable convertible preferred stock                   (398,120)                  --
  Proceeds from issuance of notes                                                          900,000                   --
                                                                                       -----------          -----------

           Net cash provided by financing activities                                     2,501,880            4,888,096
                                                                                       -----------          -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  150,447              625,021
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             625,112                   91
                                                                                       -----------          -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $   775,559          $   625,112
                                                                                       ===========          ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                             $    22,173          $    25,098
                                                                                       ===========          ===========
  Cash paid during the period for income taxes                                         $     2,363          $    13,000
                                                                                       ===========          ===========

See notes to financial statements.

B2BVIDEO NETWORK CORP.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


1.   ORGANIZATION AND BUSINESS

     B2BVideo Network Corp. (the "Company" or "B2BVideo") was originally incorporated as a Delaware Corporation on December 3, 1999 as B2BVideo.com, Inc. On May 16, 2002, Video Network Communications, Inc. ("VNCI"), a company specializing in the video networking field, acquired 100% of the outstanding common and preferred stock of the Company (see Note 13).

     B2BVideo offers a comprehensive range of services to support business-to-business video communications. The Company provides an integrated, scalable platform for the delivery of television-quality video to the desktop. Its solution enables companies to integrate a variety of video applications, such as business television broadcasting, videoconferencing, training, and streaming, onto a single network that uses a company's existing infrastructure yet does not interfere with existing Local or Wide Area Networks.

     The Company's broadband video platform provides television quality video from any desktop to any desktop on the network and supports a variety of applications including videoconferencing, video broadcasting and access to third party business programming. The company offers its services in major cities throughout the world via its unique Broadband Video IP Multicast network.

2.   SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the realizability of deferred tax assets and liabilities, depreciation and amortization, and the valuation of equity instruments issued to employees and third-parties.

     Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory consists of computer equipment and other components primarily purchased from a related party vendor. As of December 31, 2001, the Company has recorded a lower of cost or market write-down of $118,600, reducing the carrying amount of inventory to market prices.

     Property & Equipment - Property and equipment are stated at cost, and in the case of equipment under capital leases, the present value of the future minimum lease payments at the date of inception, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Repair and maintenance costs are charged to operating expense as incurred.

     Impairment of Long Lived Assets - The Company's long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. Management also revaluates the periods of depreciation and amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. When such events occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The amount of the impairment loss will be determined by comparing the carrying value of the long-lived asset to the present value of the future operating cash flows to be generated by the asset. The Company determined that, as of December 31, 2001, there has been no impairment in the carrying value of long-lived assets.

     Stock-Based Compensation - Stock-based compensation is recognized using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. For disclosure purposes, pro forma net loss and loss per common share data are provided in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, as if the fair value method had been applied (see Note 9).

     Revenue Recognition -Equipment sales contain bundled software to enable the customer to utilize the network services provided by the Company, these sales are deferred and revenue is recognized ratably over the life of the associated network services contract, which is generally two years. Network services revenue is recognized in the period in which the contract services are provided to the customer. Recognition of sales starts at the time of acceptance of the customer, which is 30 days from installation of the equipment. Customer has a right of return within 30 days of installation. The customer is also granted a one-year warranty for the proper functioning of the equipment and software. Any losses on contracted sales are recognized in the period the loss has been determined. As of December 31, 2001, the Company accrued and recognized a contract loss of approximately $80,000.

     Deferred Revenues - Amounts received prior to the delivery of contracted services are recognized as a liability and revenue recognition is deferred until such time that the equipment and software has been installed and accepted. Revenue related to such equipment and software is then recognized ratably over the term of the network services contract. At December 31, 2001, the Company had deferred revenue of $1,212,202.

     Cost of Goods and Services Sold- The cost of goods sold includes those expenses directly relating to the delivery and installation of the equipment and software sold. Cost of goods sold are deferred and amortized ratably over the life of the associated network service contract to insure proper matching against those revenues that are deferred. At December 31, 2001, the Company has deferred charges of $1,209,793 related to the costs of equipment and software delivered to customers for which revenue has been deferred. Costs relating to providing network services, primarily consisting of communication costs, are expensed when incurred.

     Research and Development and Software Development Costs - Software development costs are included in research and development and are expensed as incurred. The capitalizable costs of computer software to be sold have been insignificant, since the period between achieving technological feasibility and the general availability of such software has been short. Accordingly, the Company has not capitalized any software development costs.

     Income Taxes -Income taxes are accounted for under the asset and liability method pursuant to the provisions of SFAS 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

     Fair Value of Financial Instruments - The Company's financial instruments including cash and cash equivalents, accounts receivable, other current assets, capital leases, accounts payable, accrued expenses and short-term notes payable are carried at cost, which approximates fair market value because of the short-term maturity of those instruments.

     Based on interest rates currently available to the Company for borrowings with similar terms and maturities, the carrying value of the Company's short-term notes payable approximates its current fair value.

     Recent Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations. SFAS 141 applies to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later. This statement requires all business combinations to be accounted for using one method, the purchase method. Under previously existing accounting pronouncements, business combinations were accounted for using one of two methods, the pooling-of-interest method or the purchase method. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS 142, goodwill and certain intangible assets will no longer be amortized, but rather reviewed for impairment on a periodic basis. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. SFAS 142 is required to be applied at the beginning of the Company's fiscal year and to be applied to goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and certain intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting principle. Goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the provisions of this Statement. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying value of a long-lived asset is not recoverable from its estimated undiscounted cash flows and to measure an impairment loss as the difference between the carrying value and fair value of the asset, but it establishes new standards for long-lived assets to be disposed of. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement will be effective for the Company for the year ending December 31, 2003. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

3.   CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with major financial institutions; at times, such balances with any one financial institution may be in excess of FDIC insurance limits.

     The Company extends credit based upon an evaluation of the customer's financial condition and the majority of the Company's accounts receivable are unsecured. The Company maintains an allowance for doubtful accounts based upon factors relating to the credit risk of customers, historical trends and other relevant information. However, for the year ended December 31, 2001, there was no allowance required as the Company has received its receivables in full subsequent to December 31, 2001.

     Accounts receivable and revenues are derived from one customer, who operates within the financial services industry. The business of this customer can be directly affected by the financial well being of the financial services industry and could have an impact on the Company's revenues as derived from this customer.

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31,:

                                                      Estimated
                                                     Useful Life           2001               2000
                                                       (Years)

Network service equipment                                3-5               $   742,645        $   616,347
Computer and communications equipment                     3                    149,917            148,807
Furniture and fixtures                                    5                    268,331            266,319
Leasehold improvements                                    5                    557,508            557,508
                                                                           -----------        -----------
                                                                             1,718,402          1,588,981

Less: accumulated depreciation and amortization                               (670,082)          (216,952)
                                                                           -----------        -----------

Property and equipment, net                                                $ 1,048,320        $ 1,372,029
                                                                           ============       ===========

     In December 2000, the Company acquired equipment under a capital lease consisting of computer and communications equipment with a cost basis of $172,903.

     Depreciation expense (including assets under capital leases) amounted to $453,130 and $216,952 for the years ended December 31, 2001 and 2000, respectively.


5.   INCOME TAXES

     The income tax provision consists of the following for the period ended December 31, 2001:

                                                                December 31,
                                                                    2001
     Current tax provision
     Federal                                                 $            -
     State and local                                                      -
                                                             --------------

     Total current                                                        -
                                                             --------------

     Deferred tax provision
     Federal                                                     (2,639,000)
     State and local                                               (767,500)
                                                             --------------

     Total Deferred                                              (3,406,500)
     Valuation allowance                                          3,406,500
                                                              -------------

     Provision for income taxes                              $            -
                                                             ==============

The tax effects of significant items comprising the Company's deferred tax assets as of December 31, 2001 were as follows:

                                                             December 31,
                                                                 2001

     Non-current assets
     Tax benefit of NOL carryforward                          $   3,187,000
     Property and equipment                                            (800)
     Intangible asset                                               131,800
     Deferred compensation                                           88,500
                                                              -------------
                                                                  3,406,500
     Valuation allowance                                         (3,406,500)
                                                              -------------

     Total deferred tax assets                                $           -
                                                              =============

     As of December 31, 2001, the Company has net operating loss ("NOL") carryforward for income tax purposes of approximately $7,980,000, which will expire in 2020 through 2021.

     The deferred tax asset consists mainly of a deferred tax benefit for NOL carryforwards. A valuation allowance was established for the full amount of the net deferred tax assets as it is management's opinion that it is not more likely than not that the benefit of the deferred tax assets will be realized.

6.   COMMITMENTS AND CONTINGENCIES

     Operating leases - The Company leases office space under non-cancelable operating leases expiring on various dates through 2005. Certain of these leases contain provisions for escalations due to increases in real estate taxes and operating costs.

     The aggregate minimum payments under these leases for periods subsequent to December 31, 2001 are as follows:

     Year Ending December 31,

     2002                                                      $ 234,370
     2003                                                        234,370
     2004                                                        133,480
     2005                                                         55,617
                                                               ---------

     Total future minimum payments                             $ 657,837
                                                               =========

     Rent expense under cancelable and non-cancelable operating leases was approximately $308,991 and $177,606 for the years ended December 31, 2001 and 2000, respectively.

     Equipment leases - The Company has a non-cancelable capital lease with an equipment provider, dated November 2000, which expires in October 2002. The Company has the option to extend the initial lease term with automatic 90-day extensions unless terminated in writing by the Company. At December 31, 2001, the Company had purchased $176,013 of equipment and software under the lease agreement.

     The lease requires payments of principal and interest, imputed at an interest rate of 12% per annum, on a monthly basis. Outstanding balances are collateralized by the equipment being leased.

     Future minimum lease payments under this capital lease through its expiration in October 2002 are $79,247 of which $4,332 represents interest. The current portion of the future minimum lease payment is $74,915, net of interest.

     Contingent issues - During 2000 and 2001, the Company has paid certain personal expenses on behalf of its officers in the aggregate amount of approximately $136,000. This amount is considered to be compensation for which the Company may be liable for federal and state taxes on this amount as well as any interest and penalties. The Company has accrued approximately $80,000 for these liabilities.

     Also during 2000 and 2001, the Company paid an aggregate of approximately $40,000 in cash bonuses to certain Company employees for which the Company did not withhold taxes. The Company has accrued approximately $25,000 in anticipation of federal and state income and employment taxes, penalties and interest related to these cash bonuses.

7.   SHORT-TERM DEBT

     In October and December 2001, the Company issued Senior Secured Promissory Notes (the "Notes") in the principal amount of $900,000 to shareholders of the Company. The Notes bear interest at a rate of 9% per annum. The Notes are payable at the earlier of January 1, 2002 or the closing of the Company's next debt or equity financing round. Interest expense relating to these Notes amounted to approximately $14,250 for the year ended December 31, 2001. Substantially all of the Company's assets are pledged as collateral for these Notes. The Notes are convertible at the option of the holder into the next private round of debt or equity financing at a conversion price to be determined at the time of the next private funding.

     In connection with these Notes, the Company issued warrants to existing investors of the Company to purchase an aggregate of 1,800,000 shares of the Company's common stock at $0.50 per share. These warrants were valued at a total of $13,959 utilizing the Black-Scholes pricing model. The value attributable to the warrants was recorded as additional interest expense.

8.   STOCKHOLDERS' DEFICIENCY AND MANDATORILY REDEEMABLE PREFERRED STOCK

     At December 31, 2001, the authorized capital stock of the Company consisted of 30,000,000 shares of common stock, $0.001 par value, of which 1,520,000 shares were issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value, of which 1,512,500 shares are designated as Series A Redeemable Convertible Preferred Stock ("Series A") and 2,875,000 shares designated as Series B Redeemable Convertible Preferred Stock ("Series B"). At December 31, 2001, 1,375,000 shares of Series A and 1,000,000 shares of Series B were issued and outstanding, respectively.

     Common stock - Holders of common stock are entitled to one vote per share on all matters to be voted on by common stockholders.

     On December 7, 1999, the founding officers of the Company were each granted 250,000 restricted common shares for no consideration. This restricted common stock vests over a 3-year period (see section on Common stock reserved for employees for further discussion below). The Company also issued 20,000 common shares to the Company's legal counsel in December 1999 as payment for fees totaling $10,000.

     Also in December 1999, the Company entered into a strategic alliance agreement (the "Agreement") with VNCI. As part of the terms of the Agreement, the Company had issued 1,000,000 common shares to VNCI, which were valued and recorded at $1.33 per share (See Note 11).


     Mandatory redeemable convertible preferred stock - In March 2000, the Company issued and sold 1,375,000 shares of Series A at $4.00 per share (the "Stated Value"), resulting in gross proceeds of $5,500,000. Of these proceeds, $1,000,000 was previously received by the Company through an issuance of bridge notes in January 2000. The Bridge notes were converted at $4.00 per share in March 2000 into 250,000 shares of Series A. The bridge notes had an interest rate of 12% per annum. The Company recorded $20,712 of interest expense for the year ended December 31, 2000. The accrued interest was paid to the holders of the bridge notes at the time the notes were converted into Series A. The holders of the bridge notes were also issued warrants (see Warrant discussion below).

     The Series A, does not accrue dividends, is convertible into the Company's common stock at a ratio of one share of Series A for three shares of common stock, in whole or in part, by 1) the Company at the time of an underwritten public offering of the Company's common stock resulting in gross proceeds to the Company of a minimum of $10 million and at least $5.30 per share; or 2) at the option of the holder at any time. The conversion of ratio of 1:3 was calculated by dividing the Stated Value of the Series A, currently $4.00, by a conversion price of $1.33.

     Subject to the rights of stockholders holding any series of the Company's preferred stock that is senior to the Series A, the Series A are redeemable upon sale, merger, liquidation, dissolution or winding up of the Company, whereby the holders of Series A are entitled to receive an amount for each share held equal to the greater of the Stated Value of the Series A, plus any dividends accrued, or the amount that would have been payable on a number of shares of common stock equal to the number of shares of common stock into which a share of Series A was convertible immediately prior to the liquidation date. The aggregate liquidation value of the Series A was $5,500,000 at December 31, 2001.

     In connection with the Series A private placement, the Company incurred fees and expenses of $611,904. All issuance costs have been recorded as a reduction of additional paid-in capital.

     During May thru July of 2001, the Company completed a private placement of 1,000,000 shares of Series B at $2.00 per share (the "Stated Value"), resulting in gross proceeds of $2,000,000. Of such proceeds, $650,000 was previously received by the Company through an issuance of bridge notes in March 2001. These bridge notes were converted at $2.00 per share in May 2001 into 325,000 shares of Series B. The bridge notes had an interest rate of 12% per annum. The Company had recorded $11,967 of interest expense for the year ended December 31, 2001. The accrued interest was paid to the holders of the bridge notes at the time the notes were converted into Series B. The holders of the bridge notes were also issued warrants (see Warrant discussion below).

     The Series B, which provides for no dividends, is convertible into the Company's common stock at a ratio of one share of Series B for one share of common stock, in whole or in part, by 1) the Company at the time of an underwritten public offering of the Company's common stock resulting in gross proceeds to the Company of a minimum of $10 million and at least $8.00 per share; or 2) at the option of the holder at any time. The conversion of ratio of 1:1 was calculated by dividing the Stated Value of the Series B, currently $2.00, by a conversion price of $2.00.

     Subject to the rights of stockholders holding any series of the Company's preferred stock that is senior to the Series B, the Series B are redeemable upon sale, merger, liquidation, dissolution or winding up of the Company, whereby the holders of Series B are entitled to receive an amount for each share held equal to the greater of the Stated Value of the Series B, plus any dividends accrued, or the amount that would have been payable on a number of shares of common stock equal to the number of shares of common stock into which a share of Series B was convertible immediately prior to the liquidation date. The aggregate liquidation value of the Series B was $2,000,000 at December 31, 2001.

     In December 2001, the Company, with the approval of the Board of Directors, lowered the conversion price of the Series B from $2.00 to $0.50 per share. This transaction created a beneficial conversion to the holders of the Series B whereby the Company recorded approximately $1,500,000 in the form of a deemed dividend to the holders of the Series B. (see additional repricing in regards to Warrants, below).

     In connection with the Series B private placement, the Company incurred fees and expenses of $398,120. All issuance costs have been recorded as a reduction to additional paid-in capital.

     Warrants - In January 2000, the Company issued warrants to certain holders of bridge notes to purchase 300,000 shares of the Company's common stock at $1.33 per share. These warrants were valued at $10,764, utilizing the Black-Scholes option pricing model and the fair value of the allocated total proceeds. The value of these warrants were charged to interest expense over the life of the bridge notes. The notes were converted to Series A in March 2000, at which time the unamortized value attributable to the warrants was recorded as interest expense.

     In March 2001, the Company issued warrants to certain holders of bridge notes to purchase 325,000 shares of the Company's common stock at $2.00 per share. These warrants were valued at $12,885 utilizing the Black-Scholes pricing model and the fair value of the allocated total proceeds. The value of these warrants was charged to interest expense over the life of the bridge notes. The Notes were converted to Series B in May 2001, at which time the unamortized value attributable to the warrants was recorded to interest expense.

     In May and July 2001, the Company issued warrants in connection with the Series B offering to the purchasers of the Series B to purchase 750,000 and 250,000 shares of the Company's common stock at $2.00 per share, respectively. These warrants were valued at a total of $113,621 utilizing the Black-Scholes pricing model and the fair value of the allocated total proceeds.

     In October and December 2001, in connection with the issuance of certain Senior Secured Promissory Notes, the Company issued warrants to the holders of these notes to purchase an aggregate of 1,800,000 shares of the Company's common stock (see Note 7).

     In December 2001, in connection with the lowering of the conversion rate of the Series B (as discussed above), the Company lowered the exercise price of the warrants that were issued with the Series B to purchase 750,000 and 250,000 shares of the Company's common stock, from $2.00 to $0.50 per share. The Company valued this transaction, which was recorded as a deemed dividend, in the amount of $749,491, by utilizing the Black-Scholes pricing model.

     Common stock issued to employees - The Company issued 500,000 restricted common shares to the founders of the Company. These restricted shares were issued, at the Company's inception, in December 1999 and vest over 3 years. These shares are restricted from sale or transfer by the holder until vesting occurs. At December 31, 2001, 333,344 of the restricted shares issued to the founders have become fully vested. The Company has recorded stock-based compensation of $221,652 and $221,695 for the years ended December 31, 2001 and 2000, respectively.

     The Company has also reserved 1,500,000 shares of common stock for issuance to employees, directors and members of the Company's management, upon the exercise of options to purchase common stock.

     Purchase options - In 2000, the Company issued an option to the Company's placement agent to purchase 137,500 shares of the Company's Series A. This option was valued at $154,128 utilizing the Black-Scholes pricing model and were treated as an additional issuance cost of the Series A.

     In 2001, the Company issued purchase options to certain individual investors and the Company's placement agent to purchase Units in the Company. Each Unit consists of 50,000 shares of Series B and warrants to purchase 50,000 shares of the Company's common stock. These purchase options issued to the investors and placement agent were valued at $73,802 and $97,598 respectively utilizing the Black-Scholes pricing model. The value of the purchase options issued to current investors was recorded as a deemed dividend and the purchase options issued to the placement agent were recorded as an additional issuance cost of the Series B.

9.   STOCK OPTIONS

     The Company has established its 2000 Performance Equity Plan (the "Plan") to reward employees, officers, directors and certain third parties providing consulting or advisory services to the Company and to provide incentives for future service and enhancement of shareholder value. At December 31, 2001, the Plan provided for awards of up to 1,500,000 shares of common stock of the Company. Options granted under plans typically vest over a 3 year period with 33% vesting at the end of the first year subsequent to the grant and remainder vesting equally each month over the remaining period. As of December 31, 2001, a total of 1,225,000 options had been granted to employees of which 1,007,500 remained outstanding under this plan.

     The Company has elected to follow Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock options.

     Transactions involving stock options granted to employees are summarized as follows:

                                                                    Weighted
                                                    Number of       Average
                                                     Options        Exercise
                                                   (in shares)       Price

Outstanding, January 1, 2000                     50,000          $   1.33

Granted                                         835,000              1.33
Exercised                                            --             --
Forfeited/Canceled                               (5,000)             1.33
                                              --------

Outstanding, December 31, 2000                  880,000              1.33

Granted                                         340,000              2.00
Exercised                                            --             --
Forfeited/Canceled                             (212,500)             1.36
                                              --------

Outstanding, December 31, 2001                1,007,500          $   1.55
                                              =========

      The following table summarizes information about employee stock options outstanding as of December 31, 2001:

                       Options Outstanding                  Options Exercisable
                -----------------------------------        ---------------------
                     Number                                        Number
                   Outstanding         Weighted                 Exercisable
                       At              Average                       at
Exercise          December 31,        Remaining                 December 31,
   Price              2001               Life                       2001
                                      (in years)

  $ 1.33             677,500             8.28                    495,139
    2.00             330,000             9.35                         --


      During the year ended December 31, 2001, there were no common stock options exercised.

      SFAS No. 123, Accounting for Stock-Based Compensation, provides for a fair value based method of accounting for employee options granted to non-employees and measures compensation expense using an option valuation model that takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the options.

      During 2001 and 2000, and in addition to employee stock option grants, the Company granted options to purchase 10,000 and 40,000 shares of common stock to certain third-party consultants and advisors in exchange for services rendered to the Company. The Company valued these stock options at $7,888 and $9,518, respectively, utilizing the Black-Scholes option pricing model. Such amounts have been charged to operations in each of the respective years. As of December 31, 2001, 32,795 of the 40,000 option shares granted in 2000 are exercisable.

      Pro forma disclosure as if the Company adopted the fair value cost recognition requirement for options issued to employees under SFAS 123 is presented below:

                                            Year Ended December 31,
                                             2001            2000

Net loss - as reported                    $5,034,125      $3,589,126
                                          ===========     ==========
Net loss - pro forma                      $5,229,773      $3,656,300
                                          ===========     ==========


      The Company used the Black-Scholes option-pricing model to estimate fair value utilizing the following weighted average assumptions for the year ended December 31,:

                                               2001                 2000

Riskfree interest rate                         3.14 - 4.43%         6.14 - 6.77%
Expected life of options                       3 yrs.               3 yrs.
Expected annual volatility                     0.01%                0.01%
Expected annual volatility (non-employees)     10.0%                10.0%
Expected dividend yield                          --                   --

10.  RETIREMENT PLANS

     Effective October 17, 2001, the Company began offering an employee savings plan for all domestic employees under Section 401(k) of the Internal Revenue Code. Participation in the plan is voluntary, and any participant may elect to contribute up to 15% of their earnings, not to exceed in any given year, a limitation set by Internal Revenue Service regulations. The Company is not required to, but may make discretionary contributions to the 401(k) plan. The Company did not make any voluntary contributions during the period ended December 31, 2001.

     The Company has currently been made aware of an amount of approximately $8,000 due to the trustee of the 401(k) plan from employee withholdings from the year ended December 31, 2000. The Company has accrued for this amount as a liability to the trustee as of December 31, 2001.

11.  RELATED PARTY

     At its inception, the Company entered into a strategic alliance agreement (the "Agreement") with VNCI. As part of the terms of the Agreement, the Company had issued 1,000,000 common shares to VNCI, which were valued and recorded at $1.33 per share (or $1,330,000). The agreement calls for VNCI to sell to the Company certain video network equipment and related services at agreed upon discounted prices, and provide training and technical support to the Company, in exchange for the 1,000,000 shares of the Company's common stock. This amount has been recorded in other assets and is being amortized to operations utilizing the straight-line method of accounting over the three year term of the Agreement. The Agreement also indicates that each of the companies involved has the right of first refusal in the event of bankruptcy or liquidation of the other party to acquire the intellectual property of such party.

     During the years ended December 31, 2001 and 2000, the Company had purchased inventory of $1,156,188 and $189,687 from VNCI, respectively. As of December 31, 2001 and 2000, the Company had outstanding balances due to VNCI of $996,715 and $11,625, respectively.

12.  SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

The Company had the following non-cash financing activity, during the two years ended December 31,:

                                                                                          2001             2000
  Warrants issued to bridge notes holders to purchase 300,000 shares
    of the Company's common stock                                                       $       --     $     10,764
                                                                                        ==========     ============
Conversion of bridge notes into 250,000 shares of Series A
    convertible preferred stock                                                         $       --     $  1,000,000
                                                                                        ==========     ============
Options to purchase 10,000 and 40,000 shares of common stock issued to certain third-party consultants and advisors of the
    Company, respectively                                                               $    7,888     $      9,518
                                                                                        ==========     ============
Issuance of a purchase option to the Company's placement
    agent for the purchase of 137,500 shares of Series A
    convertible preferred stock                                                         $       --     $    154,128
                                                                                        ==========     ============
Warrants issued to bridge note holders to purchase 325,000 shares
    of the Company's common stock                                                       $   12,885     $         --
                                                                                        ==========     ============
Conversion of bridge notes into 325,000 shares of Series B
    convertible preferred stock                                                         $  650,000     $         --
                                                                                        ==========     ============
Warrants issued to holders of Series B convertible preferred stock to purchase an aggregate 1,000,000 shares of the Company's
    common stock recorded as a deemed dividend                                          $  113,621     $         --
                                                                                        ==========     ============
Warrants issued to holders of Senior Secured Promissory Notes to purchase an aggregate 1,800,000 shares of the Company's
    common stock                                                                        $   13,959     $         --
                                                                                        ==========     ============
Deemed dividend for change in conversion price for the Series B
    convertible preferred stock                                                         $1,500,000     $         --
                                                                                        ==========     ============
Deemed dividend for change in exercise price of the warrants issued
    with the Series B convertible preferred stock                                       $  749,491     $         --
                                                                                        ==========     ============
Issuance of a purchase option to the Company's placement agent for the purchase of Investment Units where each Unit consists of 50,000 shares of Series B convertible preferred stock and warrants
    to purchase 50,000 shares of the Company's common stock                             $   97,598     $         --
                                                                                        ==========     ============
Deemed dividend for the issuance of a purchase option to certain current investors for the purchase of Investment Units that consist of
    50,000 shares of Series B convertible preferred stock and warrants
    to purchase 50,000 shares of the Company's common stock                             $   73,802     $         --
                                                                                        ==========     ============

13.  SUBSEQUENT EVENTS

     On February 20, 2002, the Company completed a $1,100,000 issuance of Senior Secured Promissory Notes with an interest rate at 9% per annum. The notes are convertible into the next private round of debt or equity financing at a conversion price to be determined at the time of the next private funding. The holder of the notes were also issued warrants to purchase an aggregate of 2,200,000 shares of the Company's common stock at an exercise price of $0.50 per share.

     In April and May of 2002, the Company completed an additional $500,000 issuance of Senior Secured Promissory Notes with an interest rate at 9% per annum. The notes are convertible into the next private round of debt or equity financing at a conversion price to be determined at the time of the next private funding. The holders of the notes were also issued warrants to purchase an aggregate of 1,000,000 shares of common stock of the Company at an exercise price of $0.50 per share.

     Merger with VNCI - On May 16, 2002, the Company entered into a stock purchase transaction with VNCI in which the Company merged into and with B2B Merger Sub Inc., a newly formed, 100% owned, subsidiary of VNCI and B2BVideo Network Corp. became a wholly-owned subsidiary of VNCI (the "Merger").

     As a result of the Merger, all of the Company's common stock
     (other than the 750,000 shares owned by VNCI, which were effectively cancelled on May 16, 2002), Series A and Series B, issued and outstanding immediately prior to May 16, 2002 were exchanged for 3,000,000 shares of VNCI's common stock; (ii) purchase options to purchase B2BVideo Series A issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase an aggregate of 139,123 shares of the common stock of VNCI; (iii) purchase options to purchase 2.75 Units of the Company, each Unit consisting of 50,000 shares of Series B and warrants to purchase 50,000 shares of the Company's common stock, issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase an aggregate of 185,497 shares of VNCI common stock and warrants to purchase 46,374 shares of VNCI's common stock; (iv) warrants to purchase in the aggregate 3,176,000 shares of the Company's common stock issued and outstanding immediately prior to May 16, 2002 were exchanged for warrants to purchase an aggregate of 1,165,328 shares of VNCI's common stock; (v) certain warrants to purchase 3,449,000 shares of the Company's common stock issued and outstanding immediately prior to May 16, 2002 were canceled; and (vi) each option to purchase 2,099,000 shares of the Company's common stock issued pursuant to and outside of the Company's 2000 Performance Equity Plan issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase 707,925 shares of VNCI's common stock.

                                   * * * * * *